   As Filed with the Securities and Exchange Commission on January 24, 2001.

                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              PHOTON DYNAMICS, INC.
             (Exact name of registrant as specified in its charter)

              CALIFORNIA                               94-3007502
      (State of Incorporation)             (I.R.S. Employer Identification No.)

                             6325 SAN IGNACIO AVENUE
                           SAN JOSE, CALIFORNIA 95119
                                 (408) 226-9900
 (Address, and telephone number, including area code, of registrant's principal executive offices)

                  PHOTON DYNAMICS, INC. 1995 STOCK OPTION PLAN
             PHOTON DYNAMICS, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN
                PHOTON DYNAMICS, INC. 2001 EQUITY INCENTIVE PLAN
               IMAGE PROCESSING SYSTEMS INC. SHARE INCENTIVE PLAN

                                RICHARD L. DISSLY
                             CHIEF FINANCIAL OFFICER
                             6325 SAN IGNACIO AVENUE
                           SAN JOSE, CALIFORNIA 95119
                                 (408) 226-9900
            (Name, address and telephone number of agent of service)

                                   Copies to:
                            MATTHEW W. SONSINI, ESQ.
                               EDWARD C. LAI, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                        PALO ALTO, CALIFORNIA 94306-2155
                                 (650) 843-5000


                         CALCULATION OF REGISTRATION FEE


                                                        Proposed Maximum            Proposed Maximum
Title of Securities            Amount to be              Offering Price             Aggregate Offering         Amount of
to be Registered                REGISTERED                 PER SHARE                      PRICE              REGISTRATION FEE
                                ----------                ----------                     ------             ----------------
Stock Options and
Common Stock                     1,169,907                $17.58-$20.19                $23,307,466             $5,827

The chart below details the calculations of the registration fee:

                                                                            OFFERING PRICE PER      AGGREGATE OFFERING
                SECURITIES                             NUMBER OF SHARES             SHARE                    PRICE
                ----------                             ----------------             -----                    -----
Additional shares reserved for future issuance
under the Photon Dynamics, Inc. 1995 Stock Option plan      500,000           $20.19 (1)                $10,095,000
                                                            -------

Additional shares reserved for future issuance
under the Photon Dynamics, Inc. 1995 Employee Stock
Purchase Plan                                               150,000           $20.19 (1)                $ 3,028,500
                                                            -------

Additional Shares Reserved for future issuance under
Photon Dynamics, Inc.  2001 Equity Incentive Plan           400,000           $20.19 (1)                $ 8,076,000
                                                            -------

Shares Issuable under the Image Processing Systems Inc.
Share Incentive Plan                                        119,907           $17.58 (2)                $ 2,107,966
                                                            -------
Total                                                                                                   $23,307,466

     (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The offering price per share and aggregate offering price are based upon the average high and low price of Registrant's Common Stock on January 19, 2001 as reported on the Nasdaq National Market.

     (2) Weighted average exercise price of Image Processing Systems' outstanding stock option grants.

PART II.     INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.


The following documents filed by Photon Dynamics, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed with the Securities Exchange Commission (the "SEC"), including all materials incorporated by reference therein;

     (b) The Company's current report on Form 8-K, filed with the SEC on December 29, 2000;

     (c) The Company's current report on Form 8-K, filed with the SEC on November 12, 2000;

     (d) The Company's definitive proxy statement for the fiscal year ended September 30, 2000, filed with the SEC on November 13, 2000;

     (e) The Company's Registration Statement on Form S-3, filed with the SEC on November 7, 2000; and

     (f) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed with the SEC on November 14, 1995, under the Exchange Act, including any amendment or report filed for the purpose of updating such description;

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by California law. We are also empowered under our Articles of Incorporation and Bylaws to enter into indemnification contracts with our directors, officers, employees and agents and to purchase insurance on behalf of any person whom we are required or permitted to indemnify. Pursuant to this provision, we have entered into indemnity agreements with each of our directors and officers.

In addition, our Articles of Incorporation provide that, to the fullest extent permitted by California law, our directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our shareholders. This provision in the Articles of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law. Each director will continue to be subject to liability for breach of the director's duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct or knowing and culpable violations of law, that the director believes to be contrary to the best interests of the Company or our shareholders, involving a reckless disregard for the director's duty to the Company or our shareholders when the director was aware or should have been aware of a risk of serious injury to the Company or our shareholders, or an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or our shareholders, for improper transactions between the director and the Company and for improper distributions to shareholders and loans to directors and officers or for acts or omissions by the director as an officer. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

ITEM 8. EXHIBITS



Exhibit
Number          DESCRIPTION
                -----------
5.1             Opinion of Cooley Godward LLP

23.1            Consent of Ernst & Young LLP, Independent Auditors

23.2            Consent of Cacciamatta Accountancy Corporation, Independent auditors

23.3            Consent of Cooley Godward LLP is contained in Exhibit 5 to this
                Registration Statement

24.1            Power of Attorney is contained on the signature page

99.1            Photon Dynamics, Inc. 1995 Stock Option Plan, as amended

99.2            Photon Dynamics, Inc. 1995 Employee Stock Purchase Plan, as amended

99.3            Photon Dynamics, Inc. 2001 Equity Incentive Plan

99.4            Image Processing Systems Inc. Share Incentive Plan



ITEM 9. UNDERTAKINGS

The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 24, 2001.

                              PHOTON DYNAMICS, INC.

                              /S/ Richard L. Dissly
                              ---------------------
                              Richard L. Dissly
                              Chief Financial Officer

                              POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vincent F. Sollitto, Jr. and Richard L. Dissly, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Signature                                 Title                                                Date

/s/ Vincent F. Sollitto, Jr.              Chief Executive Officer and President                January 24, 2001
--------------------------------          (Principle Executive Officer)                        ---------------
Vincent F. Sollitto, Jr.

/s/ Richard L. Dissly                     Chief Financial Officer                              January 24, 2001
--------------------------------          (Principle Financial and Accounting Officer)         ---------------
Richard L. Dissly

/s/ Richard Beck                          Director                                             January 24, 2001
--------------------------------          --------                                             ---------------
Richard Beck

/s/ E. Floyd Kvamme                       Director                                             January 24, 2001
--------------------------------          --------                                             ---------------
E. Floyd Kvamme

/s/ Barry L. Cox                          Director                                             January 24, 2001
--------------------------------          --------                                             ---------------
Barry L. Cox

/s/ Michael J. Kim                        Director                                             January 24, 2001
--------------------------------          --------                                             ---------------
Michael J. Kim

/s/ Malcolm J. Thompson                   Director                                             January 24, 2001
--------------------------------          --------                                             ---------------
Malcolm J. Thompson

                                  EXHIBIT INDEX


Exhibit
Number          DESCRIPTION
                -----------
5.1             Opinion of Cooley Godward LLP

23.1            Consent of Ernst & Young LLP, Independent Auditors

23.2            Consent of Cacciamatta Accountancy Corporation, Independent auditors

23.3            Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
                Registration Statement

24.1            Power of Attorney is contained on the signature page

99.1            Photon Dynamics, Inc. 1995 Stock Option Plan, as amended

99.2            Photon Dynamics, Inc. 1995 Employee Stock Purchase Plan, as amended

99.3            Photon Dynamics, Inc. 2001 Equity Incentive Plan

99.4            Image Processing Systems Inc. Share Incentive Plan